UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2008

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 8.01—Other Events

On December 1, 2008, IHS Inc. (the “Company”) reaffirmed its earnings guidance for the full year ended November 30, 2008 and updated its full-year guidance for 2009.  The Company intends to publicly reaffirm that earnings guidance in previously-announced presentations to be made on December 4, December 5, and December 8, respectively.  Each presentation will be webcast and made available on the “Investor Relations” page of the Company’s website (www.ihs.com).  A replay of each webcast will be available for playback for a period of time within a few hours after each presentation concludes.  In addition, slides from each presentation will remain on the website for at least six months.

The previously-announced guidance being reaffirmed for 2008 includes all-in revenue growth of 21 to 23 percent and all-in adjusted EBITDA growth of 31 to 33 percent.  In addition, the Company will be reaffirming 2009 all-in revenue growth in the range of 16 to 18 percent and adjusted EBITDA growth of 21 to 24 percent.  The Company expects to report its 2008 results according to its normal schedule in mid-January 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: December 4, 2008	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary

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